Exhibit 4.1

Execution Version

OLD REPUBLIC INTERNATIONAL CORPORATION

as Issuer

WILMINGTON TRUST COMPANY

as Trustee

Seventh Supplemental Indenture

Dated as of June 11, 2021

Supplemental to Indenture

Dated as of August 15, 1992

3.850% Senior Notes due 2051

i

Section 6.05.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions	14
Section 6.06.	Reinstatement	15

ARTICLE 9

THE TRUSTEE

Section 9.01.	Certain Duties and Responsibilities	18
Section 9.02.	Certain Rights of the Trustee	18
Section 9.03.	Compensation and Reimbursement	19

Exhibit A	Form of Note	A-1

ii

SEVENTH SUPPLEMENTAL INDENTURE, dated as of June 11, 2021 (this “Seventh Supplemental Indenture”), between Old Republic International Corporation, a Delaware corporation (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), and Wilmington Trust Company, a Delaware trust company, as trustee (the “Trustee”) under the Indenture dated as of August 15, 1992, between the Company and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Original Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s unsecured Debt Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Indenture;

WHEREAS, Section 901(5) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form and terms of Debt Securities of any series as contemplated by Sections 201 and 301 of the Indenture without the consent of any Holders;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Seventh Supplemental Indenture;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to establish a new series of its Debt Securities to be known as its “3.850% Senior Notes due 2051” (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Seventh Supplemental Indenture;

WHEREAS, the Form of Note and the certificate of authentication to be borne by each Note are to be substantially in the forms hereinafter provided;

WHEREAS, the Company has requested that the Trustee execute and deliver this Seventh Supplemental Indenture; and

WHEREAS, all requirements necessary to make (i) this Seventh Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Seventh Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.     Scope of Supplemental Indenture.

The changes, modifications and supplements to the Indenture effected by this Seventh Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Debt Securities that may be issued under the Indenture unless a supplemental indenture with respect to such other Debt Securities specifically incorporates such changes, modifications and supplements. The provisions of this Seventh Supplemental Indenture shall supersede any corresponding provisions in the Indenture.

Section 1.02.     Definitions.

For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i)       the terms defined in this Article 1 shall have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii)       all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meanings as in the Original Indenture;

(iii)       all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the meanings assigned to them in the Trust Indenture Act;

(iv)       all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this instrument; and

(v)       the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Seventh Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Notes” has the meaning specified in Section 2.03.

“Agent Members” has the meaning specified in Section 2.07.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or any other day on which banks or trust companies in The City of New York are authorized or required by law or executive order to be closed.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date determined by the Company, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average, determined by the Company, of all Reference Treasury Dealer Quotations obtained.

“Covenant Defeasance” has the meaning specified in Section 6.03.

“Debt” means indebtedness for borrowed money or evidenced by bonds, notes, debentures or other similar instruments.

“Defeasance” has the meaning specified in Section 6.02.

“Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Global Note” means any registered Note that is in global form.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Initial Notes” has the meaning specified in Section 2.03.

“Interest Payment Date” has the meaning specified in Section 2.04.

“Indenture” means the Original Indenture, as originally executed and as supplemented from time to time by one or more indentures supplemental thereto, including this Seventh Supplemental Indenture, entered into pursuant to the applicable provisions of the Indenture, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Original Indenture, this Seventh Supplemental Indenture and any other such supplemental indenture, respectively.

“Note” or “Notes” has the meaning specified in Section 2.01 and shall include any Additional Notes issued pursuant to Section 2.03 hereof.

“Original Indenture” has the meaning specified in the first paragraph of this Seventh Supplemental Indenture.

“Physical Notes” means certificated Notes that are not in global form and are registered Notes issued in denominations of $2,000 principal amount and multiples of $1,000 in excess thereof.

“Principal Subsidiary” means any present or future Subsidiary of the Company, the consolidated total assets of which constitute at least 15% of the Company’s total consolidated assets, and any successor to any such Subsidiary.

“Reference Treasury Dealer” means each of Morgan Stanley & Co. LLC and Raymond James & Associates, Inc. and their respective successors and assigns and three other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Company, except that if any of the foregoing ceases to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Company is required to designate as a substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Significant Subsidiary” means a “significant subsidiary” as defined in Article 1, Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended.

“Stated Maturity” has the meaning specified in Section 2.02.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum determined by the Company equal to the semiannual equivalent yield to maturity (computed as of the second Business Day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“U.S. Government Obligation” has the meaning specified in Section 6.04.

“Voting Stock” has the meaning assigned to the term “voting stock” as that term is defined in the definition of “Subsidiary” in Section 101 of the Indenture.

ARTICLE 2
FORM AND TERMS OF THE NOTES

Section 2.01.     Designation of Series.

Pursuant to the terms hereof and Sections 201 and 301 of the Indenture, the Company hereby creates a series of Securities designated as the “3.850% Senior Notes due 2051” (the “Notes”), which Notes shall be deemed “Securities” for all purposes under the Indenture.

Section 2.02.     Form and Denomination.

The Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Stated Maturity of the principal amount of the Notes shall be June 11, 2051 (the “Stated Maturity”). The Company will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The provisions of Section 303 of the Indenture requiring the execution of the Debt Securities with the Company’s corporate seal reproduced thereon shall not be applicable with respect to the Notes.

Section 2.03.     Principal Amount.

The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture shall be $650,000,000. The Company may, without the consent of the Holders of the Notes, hereafter issue additional notes (“Additional Notes”) under the Indenture with the same terms and with the same CUSIP number as the Notes issued on the date of this Seventh Supplemental Indenture (the “Initial Notes”) in an unlimited aggregate principal amount; provided that such Additional Notes shall be fungible for U.S. federal income tax purposes with the Initial Notes. Any such Additional Notes shall constitute a single series together with the Initial Notes for all purposes hereunder, including, without limitation, for purposes of any waivers, supplements or amendments to the Indenture requiring the approval of Holders of the Notes and any offers to purchase the Notes.

Section 2.04.     Payments on the Notes.

The Company shall pay interest on the aggregate principal amount of the Notes at 3.850% per annum until the principal amount of the Notes is paid or made available for payment. The Company shall pay interest, semi-annually in arrears on June 11 and December 11 of each year (each an “Interest Payment Date”), commencing December 11, 2021, to the Persons in whose names the Notes are registered at the close of business on the Regular Record Date for such interest, which shall be May 27 or November 26 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 11, 2021. The Company will pay interest on overdue principal, and, to the extent lawful, on overdue interest, in each case at a rate of 3.850% per annum.

The Company shall pay (through its agents) the principal of, premium (if any) and interest on any Global Note in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note and shall make all such payments in accordance with the procedures of the Depositary.

The Company shall pay the principal of any Physical Notes at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Debt Security Registrar in respect of the Notes as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Debt Security Registrar for the Notes without prior notice to the Holders thereof, and the Company may act as Paying Agent or Debt Security Registrar for the Notes. Interest on any Physical Notes will be payable (i) to Holders of Physical Notes having an aggregate principal amount of Notes of $5,000,000 or less, by check mailed to the Holders of such Notes at their address in the Debt Security Register and (ii) to Holders having an aggregate principal amount of Physical Notes in excess of $5,000,000, either by check mailed to each Holder at its address in the Debt Security Register or, upon application by a Holder to the Debt Security Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Registrar to the contrary.

If any Interest Payment Date or the Stated Maturity or any earlier date of redemption would fall on a day that is not a Business Day, the required payment shall be made on the next succeeding Business Day and no interest on such payment shall accrue in respect of the delay.

Section 2.05.     Certificate of Authentication.

The Trustee’s certificate of authentication to be borne on the Notes shall be substantially as provided in the Form of Note attached hereto as Exhibit A.

Section 2.06.     No Sinking Fund.

No sinking fund will be provided with respect to the Notes.

Section 2.07.     Issuance in Global Form.

(a)       The Notes initially shall be issued in the form of one or more Global Notes without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depositary and (ii) delivered to the Trustee as custodian for the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and Cede & Co., or such other Person designated by the Depositary as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(b)       Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged, in whole or in part, for Physical Notes, only if: (i) the Depositary notifies the Company at any time that it is unwilling or unable to continue in its capacity as Depositary for the Notes, or the Depositary ceases to be registered as a clearing agency under the Exchange Act, and, in either case, a successor Depositary is not appointed within 60 days or (ii) if an Event of Default with respect to the Notes has occurred and is continuing, in each case in accordance with the rules and procedures of the Depositary. Other than as set forth in this Section 2.07(b), the Notes shall remain in global form as Global Notes.

(c)       In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to Section 2.07(b), the Debt Security Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount. In connection with the transfer of the entire Global Note to beneficial owners pursuant to Section 2.02(b), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations and the same tenor.

(d)       Physical Notes issued in exchange for a Global Note pursuant to this Section 2.07 shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee. The Trustee or such agent shall deliver such Physical Notes to or as directed by the Persons in whose names such Physical Notes are so registered.

(e)       The Holder of Global Notes may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under the Indenture or the Notes.

Section 2.08.     CUSIP Numbers.

In issuing the Notes, the Company may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders of the Notes; provided that any such notice may state that no representation is made as to the correctness of such numbers as printed on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers of the Notes.

ARTICLE 3
REDEMPTION OF NOTES

Section 3.01.     Optional Redemption by the Company.

(a)              The provisions of Article Eleven of the Indenture shall apply to the Notes.

(b)              At any time and from time to time, the Notes will be redeemable, as a whole or in part, at the Company’s option, on not less than 30 nor more than 60 days’ prior written notice mailed to the registered address of each Holder of the Notes.

(c)               Prior to December 11, 2050 (the date that is six months prior to the Stated Maturity), the Notes will be redeemable at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due after the related Redemption Date but for such redemption (except that, if such Redemption Date is not an Interest Payment Date, the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued thereon to the Redemption Date) discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in either case, accrued and unpaid interest up to but excluding the Redemption Date.

(d)              On and after December 11, 2050, the Notes will be redeemable at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest up to but excluding the Redemption Date.

Section 3.02.     Effect of Notice of Redemption; Deposit of Redemption Price.

(a)              On and after any Redemption Date for the Notes, interest will cease to accrue on the Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the Redemption Price.

(b)              At least one Business Day prior to any Redemption Date for the Notes, the Company shall deposit with a Paying Agent, or the Trustee, funds sufficient to pay the Redemption Price of the Notes to be redeemed (plus accrued and unpaid interest to the Redemption Date). If less than all of the Notes are to be redeemed, the Notes to be redeemed will be selected by the Trustee by such method as the Trustee deems fair and appropriate in accordance with the procedures of the Depositary.

ARTICLE 4
COVENANTS

Section 4.01.     Limitation on Liens on Stock of Principal Subsidiaries.

The covenant provisions set forth in this Section 4.01 shall, with respect to the Notes, supersede in their entirety the covenant provisions of Section 1005 of the Indenture, and all references in the Indenture to Section 1005 thereof and to the covenant provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Section 4.01 and the covenant provisions set forth in this Section 4.01, respectively.

For so long as any of the Notes shall remain Outstanding, the Company shall not, and the Company shall not permit any of its Principal Subsidiaries to, incur, assume or guarantee any Debt secured by a Lien on any Voting Stock issued by any of the Company’s Principal Subsidiaries, unless the Notes are, for so long as such Debt is so secured, secured by such Voting Stock equally and ratably with (or prior to) such Debt; provided, however, that this Section 4.01 shall not apply to (i) Liens existing at the time a corporation or other entity becomes a Principal Subsidiary or any renewal, extension or replacement, in whole or in part, of any such Liens; or (ii) Liens on shares of subsidiaries that are not Principal Subsidiaries. Each Lien, if any, granted, pursuant to this Section 4.01, to secure any Notes shall automatically and unconditionally be deemed to be released and discharged upon the release and discharge of the Lien whose existence caused the Notes to be required, by this Section 4.01, to be so secured, provided such Lien is not then otherwise required, by this Section 4.01, to so secure such Notes.

Section 4.02.     Limitation on Issuance or Disposition of Stock of Principal Subsidiaries.

The covenant provisions set forth in this Section 4.02 shall, with respect to the Notes, supersede in their entirety the covenant provisions of Section 1006 of the Indenture, and all references in the Indenture to Section 1006 thereof and to the covenant provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Section 4.02 and the covenant provisions set forth in this Section 4.02, respectively.

For so long as any of the Notes shall remain Outstanding, the Company shall not, and the Company shall not permit any of its Principal Subsidiaries to, issue, sell, assign, transfer or otherwise dispose of any of the Voting Stock of a Principal Subsidiary except for:

(i)       any issuance, sale, assignment, transfer or other disposition made in compliance with the order of a court or regulatory authority, unless the order was requested by the Company or a Principal Subsidiary;

(ii)       any of the Voting Stock of a Principal Subsidiary owned by the Company or by a Principal Subsidiary sold for cash or other property having a fair market value that is at least equal to the fair market value of the disposed stock, as determined in good faith by the Board of Directors of the Company; or

(iii)       any issuance, sale, assignment, transfer or other disposition of the Voting Stock of a Principal Subsidiary to the Company or another Principal Subsidiary.

The transfer of assets from a Principal Subsidiary to any other Person, including to the Company or another of its Subsidiaries, shall not be prohibited under the Indenture.

Section 4.03.     Waiver of Certain Covenants.

The waiver provisions set forth in this Section 4.03 shall, with respect to the Notes, supersede in their entirety the provisions of Section 1007 of the Indenture, and all references in the Indenture to Section 1007 thereof and to the waiver provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Section 4.03 and the waiver provisions set forth in this Section 4.03, respectively:

“The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 4.01 or 4.02 of this Seventh Supplemental Indenture, if before or after the time for such compliance the Holders of at least a majority in principal amount of all Outstanding Notes (treated as a separate class from any other Debt Securities) shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.”

Section 4.04.     Reports by the Company.

The Company shall deliver to the Trustee within 15 days after the same is required to be filed with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), and the Company shall otherwise comply with the requirements of Trust Indenture Act Section 314(a). The Trustee agrees that any quarterly or annual report or other information, document or other report that the Company files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act on the Commission’s EDGAR system shall constitute delivery of the same to the Trustee. The Trustee does not have the duty to review such information, documents or reports, is not considered to have notice of the content of such information, documents or reports and does not have a duty to verify the accuracy of such information, documents or reports.

ARTICLE 5
EVENTS OF DEFAULT

Section 5.01.     Events of Default.

(a)              Clause (4) of Section 501 of the Indenture is, with respect to the Notes, hereby replaced in its entirety with the following:

“(4) default in the performance, or breach, of any covenant or warranty of the Company with respect to Debt Securities of such series in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series affected thereby a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or”

(b)              Clause (5) of Section 501 of the Indenture is, with respect to the Notes, hereby replaced in its entirety with the following:

“(5) if a default under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for money borrowed of the Company or of any Significant Subsidiary of the Company in excess of $50,000,0000, whether such indebtedness now exists or shall hereafter be created, shall happen and shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled, or such indebtedness shall not have been discharged, within a period of 10 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such event of default and requiring that such acceleration be rescinded or annulled or such indebtedness to be discharged and stating that such notice is a “Notice of Default” hereunder; or”

Section 5.02.     Acceleration of Maturity; Rescission and Annulment.

(a)              The first paragraph of Section 502 of the Indenture is, with respect to the Notes, hereby replaced in its entirety with the following paragraph:

“If an Event of Default, other than an Event of Default specified in clauses (6) or (7) of Section 501 of the Indenture, occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes, together with accrued and unpaid interest thereon, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration the same shall become immediately due and payable. If an Event of Default specified in clause (6) or (7) of the Indenture occurs, then the principal amount of all the Notes, together with accrued and unpaid interest thereon, shall automatically become immediately due and payable.”

(b)           The second paragraph of Section 502 is, with respect to the Notes, modified as follows:

(i)       the first parenthetical in Section 502 which reads “(or all Debt Securities, as the case may be, treated as one class)” is hereby deleted;

(ii)      the parenthetical in clause (1)(A) of Section 502 which reads “(or of all Debt Securities as the case may be)” is hereby deleted; and

(iii)     each parenthetical in clause (1)(B) and 1(C) of Section 502 which reads “(or at the respective rates of interest of all the Debt Securities, as the case may be)” is hereby deleted.

ARTICLE 6
DEFEASANCE AND COVENANT DEFEASANCE

Section 6.01.     Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may elect, at its option at any time, to have Section 6.02 or Section 6.03 applied to the Notes (as a whole and not in part) upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution.

The Defeasance and Covenant Defeasance provisions set forth in this Article 6 shall, with respect to the Notes, supersede in their entirety the provisions of Section 405 of the Indenture, and all references in the Indenture to Section 405 thereof and to the covenant defeasance or defeasance provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 6 and the Covenant Defeasance and Defeasance provisions set forth in this Article 6, respectively.

Section 6.02.     Defeasance and Discharge.

Upon the Company’s exercise of its option to have this Section applied to the Notes (as a whole and not in part), the Company shall be deemed to have been discharged from its obligations with respect to the Notes as provided in this Section on and after the date the conditions set forth in Section 6.04 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under the Notes, this Seventh Supplemental Indenture and the Indenture insofar as the Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments (in form and substance reasonably acceptable to the Trustee) acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of Notes to receive, solely from the trust fund described in Section 6.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on the Notes when payments are due, (2) the Company’s obligations with respect to the Notes under Sections 305, 306, 1002 and 1003 of the Indenture, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Company may exercise its option to have this Section applied to the Notes (as a whole and not in part) notwithstanding the prior exercise of its option to have Section 6.03 applied to the Notes.

Section 6.03.     Covenant Defeasance.

Upon the Company’s exercise of its option to have this Section applied to the Notes (as a whole and not in part), (i) the Company shall be released from its obligations under Sections 4.01 and 4.02 of this Seventh Supplemental Indenture and any other covenant provided pursuant to Section 901(2) of the Indenture for the benefit of the Holders of the Notes and (ii) the occurrence of any event specified in Section 501(4) of the Indenture (with respect to Section 4.01 and 4.02 of this Seventh Supplemental Indenture and any such covenants provided pursuant to Section 901(2) of the Indenture for the benefit of the Holders of the Notes) shall be deemed not to be or result in an Event of Default, in each case with respect to the Notes as provided in this Section on and after the date the conditions set forth in Section 6.04 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to the Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of the Indenture, this Seventh Supplemental Indenture and the Notes shall be unaffected thereby.

Section 6.04.     Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 6.02 or Section 6.03 to the Notes:

(a)              The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 of the Indenture and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of the Notes, (A) money in U.S. dollars in an amount, or (B) U.S. Government Obligations denominated in U.S. dollars which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of, premium, if any, and any installment of interest on the Notes on the respective Stated Maturities, in accordance with the terms of the Indenture, this Seventh Supplemental Indenture and the Notes. As used herein, “U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a) (2) of the Securities Act of 1933, as amended) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(b)              In the event of an election to have Section 6.02 apply to the Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(c)               In the event of an election to have Section 6.03 apply to the Notes, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to the Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(d)              No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(6) and (7) of the Indenture, at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(e)            Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act with respect to any securities of the Company.

(f)             Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

(g)            The Company shall have delivered to the Trustee an Opinion of Counsel (which opinion may be subject to customary assumptions and exceptions) to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

(h)            The Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

(i)              No event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit.

(j)             The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Seventh Supplemental Indenture to either Defeasance or Covenant Defeasance, as the case may be, have been complied with.

Section 6.05.     Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003 of the Indenture, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 6.06, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 6.04 in respect of the Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes, this Seventh Supplemental Indenture and the Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of the Notes, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 6.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Notes.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 6.04 with respect to the Notes which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to the Notes.

Section 6.06.     Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Note by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under the Indenture, this Seventh Supplemental Indenture and the Notes from which the Company has been discharged or released pursuant to Section 6.02 or 6.03 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Note, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 6.05 with respect to such Note in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Note following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Note to receive such payment from the money so held in trust.

ARTICLE 7
AMENDMENTS AND SUPPLEMENTS

Section 7.01.     Amendments or Supplements Without Consent of Holders.

In addition to any permitted amendment or supplement to the Indenture pursuant to Section 901 of the Indenture, the Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Holder of the Notes:

(a)       to add guarantees with respect to the Notes; or

(b)       to conform the Indenture, this Seventh Supplemental Indenture and the form or terms of the Notes to the section entitled “Description of Notes” set forth in the final prospectus supplement dated June 8, 2021 relating to the offering and sale of the Notes.

Section 7.02.     Amendments or Supplements With Consent of Holders.

The first paragraph of Section 902 of the Indenture, excluding clauses (1), (2) and (3) of such paragraph, is, with respect to the Notes, hereby replaced in its entirety with the following:

“With the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected by such supplemental indenture (voting as separate classes), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debt Security affected thereby,”

Section 7.03.     Notice of Amendment or Supplement.

After an amendment or supplement of the Indenture becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment or supplement. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE 8
MISCELLANEOUS

Section 8.01.     Prior Indentures Supplemental to Indenture Excluded.

No provision of any indenture supplemental to the Indenture executed prior to the date hereof between the Company and the Trustee, including, without limitation, Supplemental Indenture No. 1, dated as of June 16, 1997, Supplemental Indenture No. 2, dated as of December 31, 1997, Supplemental Indenture, dated as of April 29, 2009, Supplemental Indenture No. 4, dated as of March 8, 2011, Supplement Indenture No. 5 dated as of September 25, 2014 and Supplemental Indenture No. 6 dated as of August 26, 2016, shall have any effect with respect to this Seventh Supplemental Indenture, the Notes or the terms hereof and thereof established hereby.

Section 8.02.     Article Fourteen of Indenture.

The Notes shall not constitute Subordinated Debt Securities and the provisions of Article Fourteen of the Indenture shall not apply to the Notes.

Section 8.03.     Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)            THIS SEVENTH SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)              Section 112 of the Indenture is, with respect to the Notes, hereby replaced in its entirety with the following:

“This Indenture and the Debt Securities shall be governed by and construed in accordance with the laws of the State of New York.”

(c)             The parties irrevocably submit to the exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture. To the fullest extent permitted by applicable law, each party irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(d)            EACH OF THE PARTIES HERETO (AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.04.     No Security Interest Created.

Nothing in this Seventh Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 8.05.     Trust Indenture Act.

This Seventh Supplemental Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof or the Indenture that is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

Section 8.06.     Benefits of Indenture.

Nothing in this Seventh Supplemental Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Registrar and their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Seventh Supplemental Indenture.

Section 8.07.     Table of Contents, Headings, Etc.

The table of contents and the titles and headings of the articles and sections of this Seventh Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 8.08.     Execution in Counterparts.

This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Unless otherwise provided in the Indenture, this Seventh Supplemental Indenture or in any Note, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with the Indenture, this Seventh Supplemental Indenture, any Security or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act, provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

Section 8.09.     Severability.

In the event any provision of this Seventh Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

ARTICLE 9

THE TRUSTEE

Section 9.01.     Certain Duties and Responsibilities.

(a)              Section 601(a)(1) of the Indenture is, with respect to the Notes, hereby replaced in its entirety with the following:

“the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being understood that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construe as a duty); and”

Section 9.02.     Certain Rights of the Trustee.

(a)              Section 603(e) of the Indenture is, with respect to the Notes, hereby replaced in its entirety with the following:

“the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;”

(b)             The Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.

(c)              The Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee from the Company, any Guarantor or any Holder, and such notice references the Notes and this Indenture.

(d)              The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; pandemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; accidents; labor disputes; and acts of civil or military authorities and governmental action.

Section 9.03.     Compensation and Reimbursement.

(a)              Section 607(2) of the Indenture is, with respect to the Notes, hereby replaced in its entirety with the following:

“except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and”

(b)              Section 607(3) of the Indenture is, with respect to the Notes, hereby replaced in its entirety with the following:

“to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.”

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the day and year first above written.

OLD REPUBLIC INTERNATIONAL CORPORATION

By:	Craig R. Smiddy
	Name:	Craig R. Smiddy
	Title:	Chief Executive Officer

[Trustee Signature Follows]

WILMINGTON TRUST COMPANY,
as Trustee

By:	/s/ Karen Ferry
	Name:	Karen Ferry
	Title:	Vice President

Signature Page to Seventh Supplemental Indenture

EXHIBIT A

[FORM OF FACE OF NOTE]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

OLD REPUBLIC INTERNATIONAL CORPORATION

3.850% Senior Note due 2051

No. R-1	PRINCIPAL AMOUNT: $650,000,000

CUSIP: 680223AL8

Old Republic International Corporation, a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $650,000,000 on June 11, 2051 (the “Stated Maturity”) (except to the extent redeemed prior to the Stated Maturity) and to pay interest thereon from June 11, 2021 (the “Original Issue Date”) or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually at the rate of 3.850% per annum, on June 11 and December 11 (each such date, an “Interest Payment Date”), commencing December 11, 2021, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date, will, as provided in the Indenture, be paid, in immediately available funds, to the Person in whose name this Note (or one or more Predecessor Debt Securities) is registered at the close of business on May 27 or November 26 (whether or not a Business Day, as defined in the Seventh Supplemental Indenture referred to herein), as the case may be, next preceding such Interest Payment Date (the “Regular Record Date”). Any such interest not punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest may be paid to the Person in whose name this Note (or one or more Predecessor Debt Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 and less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of principal of, premium, if any, and interest on this Note will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest, premium, if any, and principal on this Note may at the Company’s option be paid in immediately available funds by transfer to an account maintained by the payee located in the United States.

In any case where any Interest Payment Date, the Stated Maturity or any date fixed for redemption of the Notes shall not be a Business Day, then (notwithstanding any other provision of the Indenture or this Note), payment of principal, premium, if any, or interest, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, the Stated Maturity or the date so fixed for redemption, as the case may be, and no interest shall accrue in respect of the delay.

This Note is one of a duly authorized issue of Debt Securities of the Company, issued and to be issued in one or more series under an indenture (the “Original Indenture”), dated as of August 15, 1992, between the Company and Wilmington Trust Company (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Note is a part), as supplemented by a Seventh Supplemental Indenture thereto, dated as of June 11, 2021 (the “Seventh Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), between the Company and the Trustee. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Note is one of a duly authorized series of Debt Securities designated as “3.850% Senior Notes due June 11, 2051” (collectively, the “Notes”), initially limited in aggregate principal amount to $650,000,000.

The Company may, without the consent of the Holders of the Notes, hereafter issue additional notes (“Additional Notes”) under the Indenture with the same terms and with the same CUSIP number as the Notes issued on the date of the Seventh Supplemental Indenture (the “Initial Notes”) in an unlimited aggregate principal amount; provided that such Additional Notes shall be fungible for U.S. federal income tax purposes with the Initial Notes. Any such Additional Notes shall constitute a single series together with the Initial Notes for all purposes hereunder, including, without limitation, for purposes of any waivers, supplements or amendments to the Indenture requiring the approval of Holders of the Notes and any offers to purchase the Notes.

If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Notes are not subject to any sinking fund.

The Notes will be redeemable at any time, at the option of the Company, in whole or from time to time in part, upon not less than 30 nor more than 60 days’ prior written notice, on any date prior to their Stated Maturity at the applicable Redemption Price specified in the Seventh Supplemental Indenture, plus accrued interest thereon, if any, up to but excluding, the Redemption Date. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee by such methods, as the Trustee shall deem fair and appropriate in accordance with the procedures of the Depositary. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of this Note.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Events of Default which provisions apply to this Note.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all outstanding Notes, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the outstanding Securities of individual series to waive on behalf of all of the Holders of Securities of such individual series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceedings as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Note on or after the respective due dates expressed herein.

The Notes are issuable only in registered form without coupons in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the register of the Notes maintained by the Registrar upon surrender of this Note for registration of transfer, at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debt Security Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note, which are defined in the Indenture and are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, OLD REPUBLIC INTERNATIONAL CORPORATION has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

Dated: June 11, 2021

OLD REPUBLIC INTERNATIONAL CORPORATION

By:
Name:
Title:

Attest:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities referred to in the within-mentioned Indenture.

Dated: June 11, 2021

WILMINGTON TRUST COMPANY,
as Trustee

By:
Name:
Title:

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address,

including postal zip code, of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Note on the books of the Trustee, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee